UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Eric A. Pinero, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported by eMagin Corporation ("eMagin" or the "Company") in its Current Report on Form 8-K filed with the SEC on July 25, 2006, the Company entered into several Note Purchase Agreements (the “Purchase Agreements”) on July 21, 2006 to sell to certain qualified institutional buyers and accredited investors up to $5,970,000 in principal amount 6% Senior Secured Convertible Notes Due 2007-2008, together with warrants to purchase 16,073,067 shares of the Company’s common stock. Under the Purchase Agreements, the investors have the right to designate two persons to serve on the Company’s Board of Directors.

Effective as of August 15, 2006, the Board of Directors appointed Dr. Radu Auf der Heyde as a director of the Company, the first of two directors which the investors have the right to designate to the Company’s Board. Dr. Auf der Heyde does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Furthermore, since December 31, 2005 Dr. Auf der Heyde has never entered into a transaction, nor is there any proposed transaction, between Dr. Auf der Heyde and the Company. With the election of Dr. Auf der Heyde, the Company’s Board of Directors now consists of 9 members.

From October 2005 to the present, Dr. Auf der Heyde has served as President of Lightridge Capital, an investment management firm he founded which uses artificial intelligence technology to assist in decision-making to yield high risk-adjusted returns on investment.   From June 2003 to September 2005, he served as Vice President of Ameriquest Capital, a private equity firm. Aside from investing activities, he led various efforts at Ameriquest Capital’s portfolio companies, including setting up a program management and a software development quality assurance group, replacing core business applications, upgrading IT and communication infrastructures, and restructuring a call center. From September 1999 to June 2003, Dr. Auf der Heyde worked as a Principal at Mercer Management Consulting with a primary focus on business strategy development and new venture creation for a variety of leading electronic equipment manufacturers, technology services companies and telecommunication service providers. Dr. Auf der Heyde received a Ph.D. in engineering from Stanford University in 1999 and holds a diploma degree in engineering from the Technical University of Aachen (RWTH Aachen), Germany, which he received in 1993.

In addition, on August 15, 2006 the Board of Directors formed a three-person management committee which will be responsible for overseeing the Company’s management, growth and related strategic initiatives, and will report to the Board. The Board appointed Dr. Radu Auf der Heyde, Gary W. Jones, the Company’s Chief Executive Officer and John Atherly, the Company’s Chief Financial Officer, as members of the management committee.

On August 18, 2006, the Company issued a press release announcing the appointment of Dr. Radu Auf der Heyde to the Board of Directors and the formation of the management committee. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

 In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release of eMagin Corporation dated as of August 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: August 18, 2006	By:	/s/ John Atherly
John Atherly
Chief Financial Officer